Exhibit 99.1

News Release

Enpro Reports Second Quarter 2023 Results

Second Quarter 2023 Highlights
(All results reflect comparisons to prior-year period, from continuing operations, unless otherwise noted)
(*Non-GAAP measure. See the attached schedules for adjustments and reconciliations of historical measures to GAAP numbers)

•Sales of $276.9 million essentially flat; organic sales up 0.4%

•Strong sales and earnings performance in Sealing Technologies roughly offset weakness expected in Advanced Surface Technologies

•GAAP loss from continuing operations attributable to EnPro Industries, Inc. of $18.6 million compared to $26.1 million of income last year, reflecting a pre-tax goodwill impairment charge of $60.8 million related to Alluxa

•Adjusted EBITDA* down 11.9% to $64.9 million; adjusted EBITDA margin* down 320 bps to 23.4%; higher share-price-related incentive compensation expense and a currency-related benefit on foreign cash last year combined for a $9 million negative impact year-over-year

•GAAP diluted loss per share from continuing operations attributable to EnPro Industries, Inc. of $0.89, compared to diluted earnings per share of $1.25 last year

•Adjusted diluted earnings per share* from continuing operations attributable to EnPro Industries, Inc. down 10.7% to $1.83 versus $2.05 last year; higher share-price-driven incentive compensation expense and last year's currency-related benefit combined for a pre-tax $9 million negative impact year-over-year

•Full-year revenue expected to be relatively flat year-over-year; adjusted EBITDA* expected to be in the range of $248 million to $256 million, reflecting share-price-driven incentive compensation expense recognized in the second quarter

•Increase adjusted diluted earnings per share* guidance to $6.70 to $7.10, reflecting lower net interest expense versus prior guidance

CHARLOTTE, N.C., August 8, 2023 -- EnPro Industries, Inc. (NYSE: NPO) today announced its financial results for the three and six months ended June 30, 2023.

“Our Sealing Technologies segment achieved another quarter of record performance while our AST segment declined, as expected, due to weakness in the semiconductor market. The year-over-year increase in Sealing roughly offset the decline in the AST segment, demonstrating the balance inherent in our best-in-class portfolio of businesses,” said Eric Vaillancourt, President and Chief Executive Officer. “Our positioning, investments and strong execution capabilities across the company support the many attractive opportunities we see for long-term growth and value creation."

Mr. Vaillancourt continued, “Strong cash generation enabled us to further reduce our net leverage to 1.5x. Our balance sheet provides us with the flexibility to invest in compelling organic growth and productivity opportunities, while prudently considering acquisitions that meet our strategic and financial criteria. As a result of our recent reshaping, we are more resilient, and well-positioned to outperform through economic cycles."

Financial Highlights
(Dollars in millions except per share data)

	Quarters Ended June 30,
	2023	2022	Change
Net Sales	$276.9	$277.1	(0.1)%
Income (Loss) from Continuing Operations Attributable to EnPro Industries, Inc.	$(18.6)	$26.1	nm
Diluted Earnings (Loss) Per Share from Continuing Operations Attributable to EnPro Industries, Inc.	$(0.89)	$1.25	nm
Adjusted Net Income from Continuing Operations Attributable to EnPro Industries, Inc.*	$38.2	$42.7	(10.5)%
Adjusted Diluted Earnings Per Share from Continuing Operations*	$1.83	$2.05	(10.7)%
Adjusted EBITDA*	$64.9	$73.7	(11.9)%
Adjusted EBITDA Margin*	23.4%	26.6%
*Non-GAAP measure. See the attached schedules for adjustments and reconciliations to GAAP numbers.

Second Quarter 2023 Consolidated Results

Sales of $276.9 million decreased 0.1% compared to the second quarter of 2022. Excluding the impacts of divested businesses and foreign exchange translation, sales grew 0.4% year-over-year. Organic revenue grew as a result of volume increases in the aerospace, nuclear energy, and commercial vehicle markets, as well as the contribution from pricing actions, offset the slowdown in semiconductor markets.

Corporate expenses of $15.0 million in the second quarter of 2023 increased from $9.4 million in the second quarter of 2022 due to an increase of $7 million in incentive compensation expense related to cash-based plans tied to share price performance. In the second quarter of 2023, the Enpro share price increased by 28.5%, compared to a decline of 16.2% in the second quarter of 2022.

Loss from continuing operations attributable to EnPro Industries, Inc. was $18.6 million, compared to earnings of $26.1 million in the prior-year period. Diluted loss per share attributable to EnPro Industries, Inc. was $0.89, compared to income of $1.25 in the prior-year period. The year-over-year change was driven primarily by a pre-tax goodwill impairment charge of $60.8 million described below, the pre-tax $7 million year-over-year difference in incentive compensation expense resulting from share price changes and a pre-tax $2 million currency-related benefit in the prior year related to foreign cash.
Adjusted net income from continuing operations attributable to EnPro Industries, Inc. of $38.2 million decreased 10.5% compared to the second quarter of 2022 and adjusted diluted earnings per share from continuing operations decreased 10.7% to $1.83, compared to $2.05 in the prior-year period. Higher share-price-related incentive compensation expense and last year’s currency-related benefit combined for a pre-tax $9 million negative impact year-over-year, or $0.32 per share after-tax.

Adjusted EBITDA* of $64.9 million decreased 11.9% compared to the prior-year period driven primarily by the year-over-year impact of share-price-driven incentive compensation expense and the prior-year currency benefit related to foreign cash balances. Strong year-over-year earnings growth in the Sealing Technologies segment was offset by weakness in the Advanced Surface Technologies (or “AST”) segment.

Second Quarter 2023 Segment Highlights
(All results reflect comparisons to prior-year period unless otherwise noted)

Sealing Technologies - Safeguarding environments with critical applications in diverse end markets
Garlock, STEMCO, and Technetics Group

	Quarters Ended June 30,
(Dollars in millions)	2023	2022	Change
Sales	$176.7	$155.9	13.3%
Adjusted Segment EBITDA	$56.2	$44.1	27.4%
Adjusted Segment EBITDA Margin	31.8%	28.3%

•Sales increased 13.3% versus the prior-year period driven by strong demand in the aerospace, nuclear and commercial vehicle markets, along with the positive impact of pricing initiatives. Excluding results of the business divested in the fourth quarter of 2022 and foreign exchange translation, sales increased 13.9% versus the prior-year period.
•Adjusted segment EBITDA of $56.2 million was up 27.4% year-over-year, with adjusted EBITDA margins expanding approximately 350 basis points, as strong volume and price increases offset higher operating costs. Excluding the impacts of the divestiture and foreign exchange translation, adjusted segment EBITDA increased 28.7% compared to the prior-year period.

Advanced Surface Technologies - Leading edge precision manufacturing, coatings, cleaning and refurbishment solutions and innovative optical filter products — NxEdge, Technetics Semi, LeanTeq, and Alluxa

	Quarters Ended June 30,
(Dollars in millions)	2023	2022	Change
Sales	$100.3	$121.5	(17.4)%
Adjusted Segment EBITDA	$24.1	$37.8	(36.2)%
Adjusted Segment EBITDA Margin	24.0%	31.1%

•Sales decreased 17.4% versus the prior-year period driven primarily by the current slowdown in semiconductor capital equipment spending and to a lesser degree by weaker optical filter sales. Excluding foreign exchange translation, sales decreased 17.0% year-over-year.
•Adjusted segment EBITDA decreased 36.2% versus the prior-year period and segment EBITDA margins declined 710 basis points, driven primarily by the decline in volume, unfavorable mix, investments in long-term growth opportunities, and higher labor costs. Excluding the impact of foreign exchange translation, adjusted segment EBITDA decreased 35.7% compared to the prior-year period.

Balance Sheet, Cash Flow and Capital Allocation

The company generated $78.5 million of cash flow from operating activities of continuing operations during the six months ended June 30, 2023 and $66.6 million of free cash flow, net of $11.9 million in capital expenditures. This compares to $63.0 million of cash flow from operating activities of continuing operations, or $56.1 million of free cash flow, net of $6.9 million in capital expenditures. During the second quarter, the company paid a regular quarterly dividend of $0.29 per share, with dividend payments totaling $12.2 million for the six months ended June 30, 2023.

Enpro ended the second quarter with total debt of $783.2 million and cash of $374.9 million and $35.8 million of short-term liquid investments. Outstanding letters of credit totaled $10.0 million. On July 26, 2023, Enpro repaid its $133.7 million Term Loan A-1, including accrued interest, with available cash.

Goodwill Impairment Analysis

At the end of the second quarter, Enpro determined the book value of the Alluxa reporting unit, which is included in the Advanced Surface Technologies segment, exceeded its fair-value as of June 30, 2023 and, as a result, the $60.8 million of goodwill allocated to Alluxa since December 31, 2022 was impaired. After this full non-cash impairment charge, the Consolidated Balance Sheet as of June 30, 2023 reflects no goodwill related to Alluxa.

Quarterly Dividend

Enpro declared a regular quarterly dividend of $0.29 per share on August 2, 2023. The dividend is payable September 13, 2023 to shareholders of record as of the close of business on August 30, 2023.

2023 Guidance

Enpro now expects 2023 revenue to be flat compared to 2022, versus the previous forecast of flat to low-single digit growth. Adjusted EBITDA is now expected in the range of $248 million to $256 million, from $248 million to $260 million previously, reflecting the share-price-driven incentive compensation expense recognized in the second quarter.

Adjusted diluted earnings per share guidance is increased and expected to be in the range of $6.70 to $7.10 per share, versus $6.45 to $7.05 previously, primarily reflecting lower net interest expense resulting from debt repayment and higher interest income on cash balances.

Conference Call, Webcast Information, and Presentations

Enpro will hold a conference call today, August 8, at 8:30 a.m. Eastern Time to discuss second quarter 2023 financial results. Investors who wish to participate in the call should dial 1-877-407-0832 approximately 10 minutes before the call begins and provide conference access code 13725738. A live audio webcast of the call and accompanying slide presentation will be accessible from the company’s website, https://www.enproindustries.com. To access the earnings presentation, log on to the webcast by clicking the link on the company’s home page.

Primary Segment Operating Performance Measure

The primary metric used by management to allocate resources and assess segment performance is adjusted segment EBITDA, which is segment revenue reduced by operating expenses and other costs identifiable with the segment, excluding acquisition and divestiture expenses, restructuring costs, impairment charges, non-controlling interest compensation, amortization of the fair value adjustment to acquisition date inventory, and depreciation and amortization. Expenses not directly attributable to the segments, corporate expenses, net interest expense, gains/losses related to the sale of assets, and income taxes are not included in the computation of adjusted segment EBITDA. Under U.S. generally accepted accounting principles (“GAAP”), the primary metric used by management to allocate resources and assess segment performance is required to be disclosed in financial statement footnotes, and accordingly such metric as presented for each segment is not deemed to be a non-GAAP measure under applicable regulations of the Securities and Exchange Commission.

Non-GAAP Financial Information

This press release contains financial measures that have not been prepared in conformity with GAAP. They include adjusted net income attributable to EnPro Industries, Inc., adjusted diluted earnings per share attributable to EnPro Industries, Inc., adjusted EBITDA, adjusted EBITDA margin, total adjusted segment EBITDA and free cash flow. Tables showing the reconciliation of these historical non-GAAP financial measures to the comparable GAAP measures are attached to the release. Adjusted EBITDA and adjusted diluted earnings per share anticipated for full year 2023 are calculated in a manner consistent with the historical presentation of these measures in the attached tables. Because of the forward-looking nature of these estimates, it is impractical to present quantitative reconciliations of such measures to comparable GAAP measures, and accordingly no such GAAP measures are being presented.

Management believes these non-GAAP metrics are commonly used financial measures for investors to evaluate the company’s operating performance and, when read in conjunction with the company’s consolidated financial statements, present a useful tool to evaluate the company’s ongoing operations and performance from period to period. In addition, these are some of the factors the company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Forward-Looking Statements and Guidance

Statements in this press release that express a belief, expectation or intention, including the 2023 guidance and other statements that are not historical fact, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: economic conditions in the markets served by our businesses and the businesses of our customers, some of which are cyclical and experience periodic downturns; the impact of geopolitical activity on those markets, including instabilities associated with the armed conflict in Ukraine and any conflict or threat of conflict that may affect Taiwan; uncertainties with respect to the imposition of government embargoes, tariffs and trade protection measures, such as “anti-dumping” duties applicable to classes of products, and import or export licensing requirements, as well as the imposition of trade sanctions against a class of products imported from or sold and exported to, or the loss of “normal trade relations” status with, countries in which we conduct business, could significantly increase our cost of products or otherwise reduce our sales and harm our business; uncertainties with respect to prices and availability of raw materials, including as a result of instabilities from geopolitical conflicts; uncertainties with respect to our ability to achieve anticipated growth within the semiconductor, life sciences, and other technology-enabled markets, including uncertainties with respect to receipt of CHIPS Act support; the impact of fluctuations in relevant foreign currency exchange rates or unanticipated increases in applicable interest rates; unanticipated delays or problems in introducing new products; the impact of any labor disputes; announcements by competitors of new products, services or technological innovations; changes in our pricing policies or the pricing policies of our competitors; risks related to the reliance of our Advanced Surface Technologies segment on a small number of significant customers; uncertainties with respect to our ability to identify and complete business acquisitions consistent with our strategy and to successfully integrate any businesses that we acquire; and uncertainties with respect to the amount of any payments required to satisfy contingent liabilities, including those related to discontinued operations, other divested businesses and discontinued operations of our predecessors, including liabilities for certain products, environmental matters, employee benefit and statutory severance obligations and other matters. Enpro’s filings with the Securities and Exchange Commission, including its most recent Form 10-K and Form 10-Q reports, describe these and other risks and uncertainties in more detail. Enpro does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based.

Full-year guidance is subject to the risks and uncertainties discussed above and specifically excludes changes in the number of shares outstanding, impacts from future and pending acquisitions, dispositions and related transaction costs, restructuring costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to June 30, 2023, and the impact of foreign exchange rate changes subsequent to that date.

About Enpro

Enpro is a leading industrial technology company focused on critical applications across many end-markets, including semiconductor, photonics, industrial process, aerospace, food and pharma and life sciences. Enpro is listed on the New York Stock Exchange under the symbol “NPO”. For more information about Enpro, visit the company’s website at http://www.enproindustries.com.

Investor Contacts:	Milt Childress
Executive Vice President and Chief Financial Officer

	James Gentile	EnPro Industries, Inc.
	Vice President, Investor Relations	5605 Carnegie Boulevard
Phone:	704-731-1527	Charlotte, North Carolina, 28209
Email:	investor.relations@enproindustries.com	www.enproindustries.com

# # # #

APPENDICES

Consolidated Financial Information and Reconciliations

EnPro Industries, Inc.
Consolidated Statements of Operations (Unaudited)
For the Quarters and Six Months Ended June 30, 2023 and 2022
(In Millions, Except Per Share Data)
	Quarters Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022
Net sales	$276.9	$277.1	$559.5	$547.2
Cost of sales	162.1	164.8	328.6	340.2
Gross profit	114.8	112.3	230.9	207.0
Operating expenses:
Selling, general and administrative	73.2	67.6	144.7	139.3
Goodwill impairment	60.8	—	60.8	—
Other	0.2	0.9	1.0	2.2
Total operating expenses	134.2	68.5	206.5	141.5
Operating income (loss)	(19.4)	43.8	24.4	65.5
Interest expense	(12.4)	(7.7)	(24.1)	(14.8)
Interest income	3.8	—	7.6	0.2
Other expense	(0.6)	(2.6)	(2.4)	(2.0)
Income (loss) from continuing operations before income taxes	(28.6)	33.5	5.5	48.9
Income tax benefit (expense)	5.8	(7.5)	(2.3)	(10.7)
Income (loss) from continuing operations	(22.8)	26.0	3.2	38.2
Income from discontinued operations, including gain on sale, net of tax	—	8.3	11.4	13.2
Net income (loss)	(22.8)	34.3	14.6	51.4
Less: net income (loss) attributable to redeemable non-controlling interest	(4.2)	(0.1)	(4.2)	0.2
Net income (loss) attributable to EnPro Industries, Inc.	$(18.6)	$34.4	$18.8	$51.2

Income (loss) attributable to EnPro Industries, Inc. common shareholders:
Income (loss) from continuing operations, net of tax	$(18.6)	$26.1	$7.4	$38.0
Income from discontinued operations, including gain on sale, net of tax	—	8.3	11.4	13.2
Net income (loss) attributable to EnPro Industries, Inc.	$(18.6)	$34.4	$18.8	$51.2

Basic earnings (loss) per share attributable to EnPro Industries, Inc.:
Continuing operations	$(0.89)	$1.27	$0.35	$1.83
Discontinued operations	—	0.40	0.55	0.63
Basic earnings (loss) per share	$(0.89)	$1.67	$0.90	$2.46
Average common shares outstanding	20.9	20.8	20.9	20.8

Diluted earnings (loss) per share attributable to EnPro Industries, Inc.:
Continuing Operations	$(0.89)	$1.25	$0.35	$1.82
Discontinued operations	—	0.40	0.55	0.63
Diluted earnings (loss) per share	$(0.89)	$1.65	$0.90	$2.45
Average common shares outstanding	20.9	20.8	20.9	20.9

EnPro Industries, Inc.
Consolidated Statements of Cash Flows (Unaudited)
For the Six Months Ended June 30, 2023 and 2022
(In Millions)
	2023	2022
Operating activities of continuing operations
Net income	$14.6	$51.4
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Income from discontinued operations, net of taxes	(11.4)	(13.2)
Taxes related to sale of discontinued operations	(3.3)	—
Depreciation	12.3	13.1
Amortization	35.1	39.1
Goodwill impairment	60.8	—
Deferred income taxes	(0.9)	(0.8)
Stock-based compensation	5.4	3.1
Other non-cash adjustments	2.2	6.9
Change in assets and liabilities, net of effects of divestitures of businesses:
Accounts receivable, net	0.9	(8.4)
Inventories	(0.1)	(11.2)
Accounts payable	(10.9)	8.0
Other current assets and liabilities	(24.8)	(30.2)
Other non-current assets and liabilities	(1.4)	5.2
Net cash provided by operating activities of continuing operations	78.5	63.0
Investing activities of continuing operations
Purchases of property, plant and equipment	(11.9)	(6.9)
Proceeds from sale of businesses	25.7	0.4
Acquisitions	—	2.9
Purchase of short-term investments	(35.8)	—
Other	0.4	—
Net cash used in investing activities of continuing operations	(21.6)	(3.6)
Financing activities of continuing operations
Proceeds from debt	—	26.6
Repayments of debt	(7.9)	(162.5)
Dividends paid	(12.2)	(11.7)
Other	(1.8)	(6.8)
Net cash used in financing activities of continuing operations	(21.9)	(154.4)
Cash flows of discontinued operations
Operating cash flows	(0.6)	4.0
Investing cash flows	—	(1.8)
Net cash provided by (used in) discontinued operations	(0.6)	2.2
Effect of exchange rate changes on cash and cash equivalents	6.1	(23.2)
Net increase (decrease) in cash and cash equivalents	40.5	(116.0)
Cash and cash equivalents at beginning of period	334.4	338.1
Cash and cash equivalents at end of period	$374.9	$222.1

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest, net	$23.3	$13.4
Income taxes, net	$13.6	$26.1

EnPro Industries, Inc.
Consolidated Balance Sheets (Unaudited)
As of June 30, 2023 and December 31, 2022
(In Millions)
	June 30,	December 31,
	2023	2022
Current assets
Cash and cash equivalents	$374.9	$334.4
Short-term investments	35.8	—
Accounts receivable, net	136.9	137.1
Inventories	152.7	151.9
Prepaid expenses and other current assets	54.4	44.9
Current assets held for sale	—	15.9
Total current assets	754.7	684.2
Property, plant and equipment, net	185.6	185.2
Goodwill	807.9	863.8
Other intangible assets	767.9	799.8
Other assets	117.0	114.8
Total assets	$2,633.1	$2,647.8

Current liabilities
Current maturities of long-term debt	$15.6	$15.6
Accounts payable	63.3	73.4
Accrued expenses	108.2	120.2
Current liabilities held for sale	—	2.3
Total current liabilities	187.1	211.5
Long-term debt	767.6	775.1
Deferred taxes and non-current income taxes payable	135.8	136.5
Other liabilities	110.3	111.7
Total liabilities	1,200.8	1,234.8

Redeemable non-controlling interests	17.9	17.9

Shareholders’ equity
Common stock	0.2	0.2
Additional paid-in capital	299.7	299.2
Retained earnings	1,136.8	1,130.2
Accumulated other comprehensive loss	(21.1)	(33.3)
Common stock held in treasury, at cost	(1.2)	(1.2)
Total shareholders’ equity	1,414.4	1,395.1
Total liabilities and equity	$2,633.1	$2,647.8

EnPro Industries, Inc.
Segment Information (Unaudited)
For the Quarters and Six Months Ended June 30, 2023 and 2022
(Dollars in Millions)

Sales
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Sealing Technologies	$176.7	$155.9	$350.0	$309.5
Advanced Surface Technologies	100.3	121.5	209.7	238.2
	277.0	277.4	559.7	547.7
Less: intersegment sales	(0.1)	(0.3)	(0.2)	(0.5)
	$276.9	$277.1	$559.5	$547.2

Income (loss) from continuing operations attributable to EnPro Industries, Inc.	$(18.6)	$26.1	$7.4	$38.0

Earnings before interest, income taxes, depreciation,
amortization and other selected items (Adjusted Segment EBITDA)
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Sealing Technologies	$56.2	$44.1	$105.9	$78.4
Advanced Surface Technologies	24.1	37.8	53.6	72.7
	$80.3	$81.9	$159.5	$151.1

Adjusted Segment EBITDA Margin
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Sealing Technologies	31.8%	28.3%	30.3%	25.3%
Advanced Surface Technologies	24.0%	31.1%	25.6%	30.5%
	29.0%	29.6%	28.5%	27.6%

Reconciliation of Adjusted Segment EBITDA to Income (Loss) from Continuing Operations Attributable to EnPro Industries, Inc.
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Income (loss) from continuing operations attributable to EnPro Industries, Inc.	$(18.6)	$26.1	$7.4	$38.0
Plus: net income (loss) attributable to redeemable non-controlling interests	(4.2)	(0.1)	(4.2)	0.2
Income (loss) from continuing operations	(22.8)	26.0	3.2	38.2
Income tax benefit (expense)	5.8	(7.5)	(2.3)	(10.7)
Income (loss) from continuing operations before income taxes	(28.6)	33.5	5.5	48.9
Acquisition and divestiture expenses	—	0.3	—	0.4
Non-controlling interest compensation allocation[1]	(0.7)	1.4	(0.3)	0.5
Amortization of the fair value adjustment to acquisition date inventory	—	1.0	—	11.3
Restructuring and impairment expense	0.3	0.8	0.7	1.1
Depreciation and amortization expense	23.8	26.1	47.3	52.1

Corporate expenses	15.0	9.4	25.7	22.3
Interest expense, net	8.6	7.7	16.5	14.6
Goodwill impairment	60.8	—	60.8	—
Other expense (income), net	1.1	1.7	3.3	(0.1)
Adjusted Segment EBITDA	$80.3	$81.9	$159.5	$151.1

Adjusted Segment EBITDA is total segment revenue reduced by operating expenses and other costs identifiable with the segment, excluding acquisition and divestiture expenses, restructuring and impairment expense, non-controlling interest compensation, amortization of the fair value adjustment to acquisition date inventory, and depreciation and amortization.

Corporate expenses include general corporate administrative costs. Expenses not directly attributable to the segments, corporate expenses, net interest expense, gains/losses related to the sale of assets, and income taxes are not included in the computation of Adjusted Segment EBITDA. The accounting policies of the reportable segments are the same as those for the Company.

1Non-controlling interest compensation allocation represents compensation expense adjustment associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred. The LeanTeq non-controlling interests were acquired by Enpro in December 2022.

EnPro Industries, Inc.
Adjusted Segment EBITDA Reconciling Items by Segment (Unaudited)
For the Quarters and Six Months Ended June 30, 2023 and 2022
(In Millions)

	Quarter Ended June 30, 2023
	Sealing Technologies	Advanced Surface Technologies	Total Segments
Non-controlling interest compensation allocation[1]	$—	$(0.7)	$(0.7)
Restructuring and impairment expense	$0.1	$0.2	$0.3
Depreciation and amortization expense	$6.3	$17.5	$23.8

	Quarter Ended June 30, 2022
	Sealing Technologies	Advanced Surface Technologies	Total Segments
Acquisition and divestiture expenses	$0.1	$0.2	$0.3
Non-controlling interest compensation allocation[1]	$—	$1.4	$1.4
Amortization of the fair value adjustment to acquisition date inventory	$—	$1.0	$1.0
Restructuring and impairment expense	$0.2	$0.6	$0.8
Depreciation and amortization expense	$6.7	$19.4	$26.1

	Six Months Ended June 30, 2023
	Sealing Technologies	Advanced Surface Technologies	Total Segments
Non-controlling interest compensation allocation[1]	$—	$(0.3)	$(0.3)
Restructuring and impairment expense	$0.2	$0.5	$0.7
Depreciation and amortization expense	$12.6	$34.7	$47.3

	Six Months Ended June 30, 2022
	Sealing Technologies	Advanced Surface Technologies	Total Segments
Acquisition and divestiture expenses	$—	$0.4	$0.4
Non-controlling interest compensation allocation[1]	$—	$0.5	$0.5
Amortization of the fair value adjustment to acquisition date inventory	$—	$11.3	$11.3
Restructuring and impairment expense	$0.5	$0.6	$1.1
Depreciation and amortization expense	$13.6	$38.5	$52.1

1Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred. The LeanTeq non-controlling interests were acquired by Enpro in December 2022.

EnPro Industries, Inc.
Reconciliation of Income (Loss) from Continuing Operations Before Income Taxes to Adjusted Income from Continuing Operations Attributable to EnPro Industries, Inc. and Adjusted Diluted Earnings Per Share (Unaudited)
For the Quarters and Six Months Ended June 30, 2023 and 2022
(In Millions, Except Per Share Data)
	Quarters Ended June 30,
	2023				2022
	$	Average common shares outstanding, diluted	Per Share		$	Average common shares outstanding, diluted	Per Share
Income (loss) from continuing operations attributable to EnPro Industries, Inc.	$(18.6)	20.9	$(0.89)		$26.1	20.8	$1.25
Net loss attributable to redeemable non-controlling interests	(4.2)				(0.1)
Income tax expense (benefit)	(5.8)				7.5
Income (loss) from continuing operations before income taxes	(28.6)				33.5

Adjustments from selling, general, and administrative:
Acquisition and divestiture expenses	—				0.5
Non-controlling interest compensation allocations[1]	(0.7)				1.3
Amortization of acquisition-related intangible assets	17.2				18.7
Adjustments from other operating expense and cost of sales:
Restructuring and impairment expense	0.2				0.7
Amortization of the fair value adjustment to acquisition date inventory	—				0.9
Adjustments from other non-operating expense:
Asbestos receivable adjustment	—				2.8
Costs associated with previously disposed businesses	0.2				0.5
Pension expense (income) (non-service cost)	0.4				(0.6)
Goodwill impairment	56.6				—
Foreign exchange losses related to the divestiture of a discontinued operation[2]	0.3				—
Other adjustments:
Other	(0.2)				—
Adjusted income from continuing operations before income taxes	45.4				58.3
Adjusted income tax expense	(11.4)				(15.7)
Net loss attributable to redeemable non-controlling interests	4.2				0.1
Adjusted income from continuing operations attributable to EnPro Industries, Inc.	$38.2	20.9	$1.83	3	$42.7	20.8	$2.05	3

	Six Months Ended June 30,
	2023				2022
	$	Average common shares outstanding, diluted	Per Share		$	Average common shares outstanding, diluted	Per Share
Income from continuing operations attributable to EnPro Industries, Inc.	$7.4	20.9	$0.35		$38.0	20.9	$1.82
Net income (loss) attributable to redeemable non-controlling interests	(4.2)				0.2
Income tax expense	2.3				10.7
Income from continuing operations before income taxes	5.5				48.9

Adjustments from selling, general, and administrative:
Acquisition and divestiture expenses	—				1.1
Non-controlling interest compensation allocations[1]	(0.3)				0.4
Amortization of acquisition-related intangible assets	34.4				37.6
Adjustments from other operating expense and cost of sales:
Restructuring and impairment expense	1.0				2.0
Amortization of the fair value adjustment to acquisition date inventory	—				11.1
Adjustments from other non-operating expense:
Asbestos receivable adjustment	—				2.8
Environmental reserve adjustments	0.1				(0.3)
Costs associated with previously disposed businesses	0.5				0.7
Pension expense (income) (non-service cost)	0.7				(1.4)
Goodwill impairment	56.6				—
Foreign exchange losses related to the divestiture of a discontinued operation[2]	0.9				—
Other adjustments:
Other	0.3				0.2
Adjusted income from continuing operations before income taxes	99.7				103.1
Adjusted income tax expense	(24.9)				(27.8)
Net loss (income) attributable to redeemable non-controlling interests	4.2				(0.2)
Adjusted income from continuing operations attributable to EnPro Industries, Inc.	$79.0	20.9	$3.77	3	$75.1	20.9	$3.60	3

Management of the Company believes that it would be helpful to the readers of the financial statements to understand the impact of certain selected items on the Company's reported net income attributable to EnPro Industries, Inc. and diluted earnings per share attributable to EnPro Industries, Inc., including items that may recur from time to time. The items adjusted for in this schedule are those that are excluded by management in budgeting or projecting for performance in future periods, as they typically relate to events specific to the period in which they occur. This presentation enables readers to better compare EnPro Industries, Inc. to other diversified industrial manufacturing companies that do not incur the sporadic impact of restructuring activities, costs associated with previously disposed of businesses, acquisitions and divestitures, or other selected items. The adjustments in the table above relate solely to expenses attributable to EnPro Industries, Inc. and have been adjusted to remove any amounts attributable to non-controlling interests.
Management acknowledges that there are many items that impact a company's reported results and this list is not intended to present all items that may have impacted these results.

Other adjustments are included in selling, general, and administrative, cost of sales, and other operating expenses on the consolidated statements of operations.
The adjusted income tax expense presented above is calculated using a normalized company-wide effective tax rate excluding discrete items of 25.0% and 27.0% for 2023 and 2022, respectively. Per share amounts were calculated by dividing by the weighted-average shares of diluted common stock outstanding during the periods.
1Non-controlling interest compensation allocation represents compensation expense adjustment associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred. The LeanTeq non-controlling interests were acquired by Enpro in December 2022.
2In connection with the sale of GGB, accounted for as a discontinued operation, in the fourth quarter of 2022, we issued an intercompany note between a domestic and foreign entity that was denominated in a foreign currency. As a result of this note, we recorded a loss due to the change in exchange rate in 2023. In January 2023, we hedged the outstanding notes in order to mitigate related gains or losses.
3Adjusted diluted earnings per share.

EnPro Industries, Inc.
Reconciliation of Income (Loss) from Continuing Operations Attributable to EnPro Industries, Inc. to Adjusted EBITDA (Unaudited)
For the Quarters and Six Months Ended June 30, 2023 and 2022
(In Millions)
	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Income (loss) from continuing operations attributable to EnPro Industries, Inc.	$(18.6)	$26.1	$7.4	$38.0
Net income (loss) attributable to redeemable non-controlling interests	(4.2)	(0.1)	(4.2)	0.2
Income (loss) from continuing operations	(22.8)	26.0	3.2	38.2

Adjustments to arrive at earnings before interest, income taxes, depreciation, amortization, and other selected items (Adjusted EBITDA):
Interest expense, net	8.6	7.7	16.5	14.6
Income tax expense (benefit)	(5.8)	7.5	2.3	10.7
Depreciation and amortization expense	23.9	26.2	47.4	52.2
Restructuring and impairment expense	0.2	0.7	1.0	2.0
Environmental reserve adjustments	—	—	0.1	(0.3)
Costs associated with previously disposed businesses	0.2	0.5	0.5	0.7
Acquisition and divestiture expenses	—	0.5	—	1.1
Pension expense (income) (non-service cost)	0.4	(0.6)	0.7	(1.4)
Non-controlling interest compensation allocation[1]	(0.7)	1.4	(0.3)	0.5
Asbestos receivable adjustment	—	2.8	—	2.8
Amortization of the fair value adjustment to acquisition date inventory	—	1.0	—	11.3
Foreign exchange losses related to the divestiture of a discontinued operation[2]	0.3	—	0.9	—
Goodwill impairment	60.8	—	60.8	—
Other	(0.2)	—	0.3	0.2
Adjusted EBITDA	$64.9	$73.7	$133.4	$132.6

1Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred. The LeanTeq non-controlling interests were acquired by Enpro in December 2022.

2In connection with the sale of GGB, accounted for as a discontinued operation, in the fourth quarter of 2022, we issued an intercompany note between a domestic and foreign entity that was denominated in a foreign currency. As a result of this note, we recorded a loss due to the change in exchange rate in 2023. In January 2023, we hedged the outstanding notes in order to mitigate related gains or losses.

Supplemental disclosure: Adjusted EBITDA as presented also represents the amount defined as "EBITDA" under the indenture governing the Company's 5.75% Senior Notes due 2026. For the six months ended June 30, 2023 approximately 46% of the adjusted EBITDA as presented above was attributable to Enpro's subsidiaries that do not guarantee the Company's 5.75% Senior Notes due 2026.

EnPro Industries, Inc.
Reconciliation of Free Cash Flow (Unaudited)
(In Millions)

Free Cash Flow - Six Months Ended June 30, 2023
Net cash provided by operating activities of continuing operations	$78.5
Purchases of property, plant, and equipment	(11.9)
Free cash flow	$66.6

Free Cash Flow - Six Months Ended June 30, 2022
Net cash provided by operating activities of continuing operations	$63.0
Purchases of property, plant, and equipment	(6.9)
Free cash flow	$56.1